UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2007

DCI USA, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31143 (Commission File Number)	22-3742159 (IRS Employer Identification No.)

231 Norman Avenue
Brooklyn, New York 11222

(Address of principal executive offices)

(718) 383-4999

(Registrant's Telephone Number, Including Area Code)

8 Bond Street
Great Neck, New York 11021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

As of December 31, 2007, DCI USA, Inc.’s (the “Company”) four outstanding convertible debentures (the “Debentures”), amounting in the aggregate to $600,000, plus accrued interest of approximately $64,734 thereon, became due and payable. As of December 31, 2007, two of the Debentures, amounting in the aggregate to $200,000, were amended to extend the maturity date to February 29, 2008, and the other two Debentures, amounting in the aggregate to $400,000, which were assigned to TSSS, Inc., the majority shareholder of the Company as of December 31, 2007, were extended to April 30, 2008.

For all the terms and provisions of the Amendment to the Cooperation and Debenture Modification Agreements, dated as of December 31, 2007, reference is hereby made to such agreement annexed hereto as Exhibit 10.23. For all the terms and provisions of the Assignment Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.24. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 2 - Financial Information
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

10% Convertible Notes

On November 25, 2007, an aggregate of $465,000 in principal and $7,134.25 in accrued interest became due and payable on the convertible notes (the “10% Convertible Notes”), which were issued by the Company in October 2006. While the Company made interest payments to the noteholders on December 31, 2007, it did not make the payments which became due, which resulted in a default.

As of the date of this Report, none of the noteholders has notified the Company of their intention to enforce any of their rights regarding this default. Notwithstanding, the failure by the Company to make such payments constitutes an event of default pursuant to the terms of the 10% Convertible Notes. As an event of default has occurred, the interest rate increases to 12% per annum on the outstanding principal and any overdue interest payment on each of the 10% Convertible Notes. In addition, any noteholder representing 25% or more of the aggregate principal amount of the note, may at their option and upon written notice, declare the principal and any accrued interest thereon be due and payable immediately. The Company is currently negotiating with the noteholders to extend the maturity date of the 10% Convertible Notes to March 10, 2008.

Item 5 - Corporate Governance and Management
Item 5.02.  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

On December 5, 2007, Adam T. Ofek resigned as a director of the Company.

Item 8 - Other Events
Item 8.01. Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2007, the Company and its wholly-owned subsidiary, 231 Norman Avenue LLC (“231 NA”), entered into a Loan Agreement with World Group Shipping Ltd. (“WGS”) contemplating a loan by WGS to the Company in the aggregate principal amount of $1,000,000. WGS is a public company in Israel in which Jonathan Ilan Ofir is a director. Mr. Ofir is a former officer, director, and majority shareholder of the Company.

As of December 12, 2007, WGS had transferred $400,000 of the $1 million loan to the Company. While the Company expected the balance of the loan to be transferred by December 31, 2007, no such transfer occurred, and no additional funds are expected. Accordingly, the Loan Agreement and promissory note executed in connection with the Loan Agreement, are in the process of being amended to reflect, among other things, the correct loan amount of $400,000 rather than the $1,000,000 originally stated.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.    Not applicable
(c) Exhibits

10.23	Amendment to the Cooperation and Debenture Modification Agreements, dated as of December 31, 2007.

10.24	Assignment Agreement by and between TSSS, Inc. and Adam T. Ofek and Aviva and Uri Rosin dated as of December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008

DCI USA, INC. (Registrant)

By:	/s/ Jonathan Rigbi
Name: Jonathan Rigbi
Title: Chief Financial Officer